        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
        ---------------------------------------------------





The Board of Directors
Infinity Broadcasting Corporation:


We consent to incorporation by reference in the registration statements No. 33-45977 and No. 33-56938 on Form S-8 of Infinity Broadcasting Corporation of our report dated February 1, 1994, relating to the consolidated balance sheets of Infinity Broadcasting Corporation and subsidiaries as of December 31, 1992 and 1993, and the related consolidated statements of operations, changes in stockholders' equity (deficiency), and cash flows and related schedules for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993 annual report on Form 10-K of Infinity Broadcasting Corporation.







New York, New York
March 31, 1994
